Exhibit 10.10

REGISTRATION RIGHTS AGREEMENT

between

POSTMEDIA NETWORK CANADA CORP.

— and —

GOLDENTREE ASSET MANAGEMENT LP

JULY 13, 2010

SCHEDULES

Schedule “A” —         Registration Procedures

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT is made as of the 13th day of July, 2010.

B E T W E E N:

POSTMEDIA NETWORK CANADA CORP., a

corporation incorporated under the laws of Canada

— and —

GOLDENTREE ASSET MANAGEMENT LP, a

limited partnership governed by the laws of the State of

Delaware

WHEREAS the parties desire to enter into this Agreement to provide the Holder, from time to time, with demand registration rights and piggy-back registration rights;

NOW THEREFORE in consideration of the premises and the mutual covenants and agreements herein contained, the sufficiency of which is hereby acknowledged by each of the parties to this Agreement the parties agree as follows:

ARTICLE 1

INTERPRETATION AND GENERAL MATTERS

1.1	Definitions

In this agreement, the following terms have the following meanings:

(a)	“Affiliates” has the meaning ascribed thereto in the Securities Act (Ontario) but as if the word “company” were changed to “person”;

(b)	“Business Day” means any day, other than Saturday, Sunday or civic or statutory holiday in the Province of Ontario or the State of New York;

(c)	“Corporation” means Postmedia Network Canada Corp. and any corporation resulting from the amalgamation or merger of the Corporation with another corporation or other corporations;

(d)	“Demand Registration” has the meaning ascribed thereto in Section 2.1(a);

(e)	“Distribution” means a distribution of Shares to the public by way of a Prospectus under Securities Laws in any applicable jurisdiction in Canada;

(f)	“Distribution Expenses” means any and all fees and expenses incidental to the Corporation’s performance of, or compliance with, the terms of a Distribution hereunder, including without limitation: (i) securities regulators, Canadian stock exchange registration listing and filing fees, (ii) fees and expenses of compliance with Securities Laws, (iii) printing, copying and translation expenses, (iv) expenses incurred in connection with any “road show” and marketing activities, (v) reasonable fees, expenses and disbursements of one legal counsel to the Corporation, (vi) fees, expenses and disbursements of legal counsel retained by the Corporation in connection with the distribution of securities in provinces and territories other than Ontario, (vii) fees, expenses and disbursements of the Corporation’s auditors in connection with a Distribution, (viii) all transfer agents’, depositaries’ and registrars’ fees, and (ix) any other fees, expenses and/or commissions payable to an underwriter, investment banker, manager or agent, other than Selling Expenses, customarily paid by issuers or sellers of securities;

(g)	“Governmental Authority” means a court or governmental authority, ministry, department, commission, board, bureau, agency or instrumentality of Canada, or of any province, state, territory, country, municipality, region or other political jurisdiction whether domestic or foreign and whether now or in the future constituted or existing having or purporting to have jurisdiction over the business conducted by any of the Parties;

(h)	“Holder” means GoldenTree Asset Management LP, on behalf of itself, its Affiliates and certain investment funds for which it acts as investment advisor;

(i)	“Indemnified Party” has the meaning ascribed thereto in Section 3.3;

(j)	“Indemnifying Party” has the meaning ascribed thereto in Section 3.3;

(k)	“Parties” means the Corporation, the Holder and their respective successors and assigns, and “Party” means any one of them;

(l)	“Person” means and includes any individual, body corporation with or without share capital, partnership, joint stock company, limited liability corporation, unincorporated association, joint venture, association, syndicate, sole proprietorship, company, trust, trustee, executor, administrator or other legal personal representative, bank, trust company, pension fund or corporation, union, business trust or other organization, whether or not a legal entity, and any Governmental Authority;

(m)	“Piggy-Back Registration” has the meaning ascribed thereto in Section 2.2;

(n)	“Prospectus” means a “preliminary prospectus”, “amended and restated preliminary prospectus” and a “final prospectus” as those terms are used in the Securities Act, including all amendments and supplements thereto but which shall not include a base shelf prospectus or shelf prospectus supplement;

(o)	“Registrable Securities” means any Shares beneficially owned by the Holder or over which the Holder exercises control or direction at the date hereof. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when they have been distributed to the public pursuant to a Distribution or have been otherwise sold by the Holder or an Affiliate of the Holder, as applicable;

(p)	“Securities Act” means the Securities Act (Ontario), as it may be amended from time to time, and any successor legislation;

(q)	“Securities Laws” includes the Securities Act and any other similar legislation in any other province or territory of Canada in which the Corporation becomes a reporting issuer;

(r)	“Securities Regulators” has the meaning ascribed thereto in Schedule “A”;

(s)	“Selling Expenses of a Securityholder” means any and all underwriting discounts and commissions, share transfer taxes and expense reimbursements attributable to securities to be sold by a securityholder in a Demand Registration or Piggy-Back Registration and fees and disbursements of counsel to the securityholder;

(t)	“Selling Expenses of the Corporation” means any and all underwriting discounts and commissions, share transfer taxes and expense reimbursements attributable to securities to be sold by the Corporation in a Demand Registration or Piggy-Back Registration;

(u)	“Selling Expenses of the Holder” means any and all underwriting discounts and commissions, share transfer taxes and expense reimbursements attributable to the Registrable Securities to be sold by the Holder in a Demand Registration or Piggy-Back Registration and fees and disbursements of counsel to the Holder; and

(v)	“Shares” means the Class C voting shares and the Class NC variable voting shares of the Corporation.

1.2	Interpretation Not Affected by Headings, Etc.

The division of this Agreement into Articles, sections and other portions and the insertion of headings are for convenience of reference only and should not affect the construction or interpretation of this Agreement. Unless otherwise indicated, all references to a “Article” or “Section” followed by a number and/or a letter refer to the specified Article or Section of this Agreement. The terms “this Agreement”, “hereof’, “herein” and “hereunder” and similar expressions refer to this Agreement and not to any particular Article, Section or other portion of this Agreement and include any Agreement or instrument supplementary or ancillary to this Agreement.

1.3	Interpretation

Words importing a singular number only shall include the plural and vice versa. Words importing gender shall include all genders. Where the word “including” or “includes” is used in this Agreement it means “including without limitation” or “includes without limitation”, respectively. Any reference to any document shall include a reference to any schedule, amendment or supplement thereto or any agreement in replacement thereof, all as permitted under such document.

1.4	Date for any Action

If any date on which any action is required to be taken under this Agreement is not a Business Day, the action will be required to be taken on the next succeeding Business Day.

1.5	Calculation of Time

In this Agreement, unless otherwise specified, a period of days will be deemed to begin on the first day after the event that began the period and to end at midnight (Toronto time) on the last day of the period, except that if the last day of the period does not fall on a Business Day, the period will terminate at midnight (Toronto time) on the next succeeding Business Day.

1.6	Schedule

The Schedule attached to this Agreement forms an integral part of it for all purposes of it. The following is a Schedule to this Agreement:

Schedule “A” —Registration Procedures

ARTICLE 2

REGISTRATION RIGHTS

2.1	Demand Registration Rights

(a)

At any time and from time to time commencing on the 90th day following the later of the date on which: (i) the Corporation becomes a reporting issuer in any province of Canada; and (ii) the Shares are listed on the Toronto Stock Exchange or another recognized exchange, the Holder may require the Corporation to file a Prospectus and take such other steps as may be necessary to facilitate a secondary offering in Canada of all or any portion of the Registrable Securities (the “Demand Registration”), by giving written notice of such Demand Registration to the Corporation. The Corporation shall, subject to applicable Securities Laws, use commercially reasonable efforts to file a Prospectus and take such other steps as may be necessary to facilitate a secondary offering in Canada under Securities Laws in order to permit the offer and sale or other disposition or Distribution in Canada of all or any portion of the Holder’s Registrable Securities requested to be included in such Demand Registration. The Parties shall cooperate in a timely manner in connection with any such offer and sale or other disposition or Distribution and the procedures in Schedule “A” shall apply.

(b)	The Corporation shall not be obliged to effect:

(i)	more than one Demand Registration in any 12-month period as requested by the Holder pursuant to Section 2.1(a) and more than three Demand Registrations in total under this Agreement as requested by the Holder pursuant to Section 2.1(a). For the purposes of this subsection, a Demand Registration will not be considered as having been effected until a receipt has been issued for a final Prospectus by the Securities Regulators pursuant to which the Registrable Securities are to be sold;

(ii)	a Demand Registration in the event the Board of Directors of the Corporation determines in its good faith judgment that either: (A) the effect of the filing of a Prospectus would impede the ability of the Corporation to consummate a financing, acquisition, corporate reorganization, merger or other material transaction involving the Corporation; or (B) there exists at the time material non-public information relating to the Corporation the disclosure of which the Corporation believes would be detrimental to the Corporation, in which case the Corporation’s obligations under this Section 2.1 will be deferred for a period of not more than 90 days from the date of receipt of the request of the Holder;

(iii)	an underwritten Demand Registration in respect of a number of Shares that is expected to result in gross sale proceeds of less than $15 million; and

(iv)	a Demand Registration until the date that is 90 days after the date on which a receipt was issued for a Prospectus for securities offered by the Corporation, provided that the Corporation will not file any Prospectus (including, for the purposes of this part, a shelf prospectus supplement), whether for its own account or that of other security holders of the Corporation, from the date of receipt of a request from the Holder for a Demand Registration pursuant to Section 2.1(a) hereof until the completion of the period of distribution contemplated thereby (unless the Holder withdraws its request for a Demand Registration).

(c)	Any request by the Holder pursuant to Section 2.1(a) hereof shall:

(i)	specify the number of Shares which the Holder intends to offer and sell;

(ii)	express the intention of the Holder to offer or cause the offering of such Shares;

(iii)	describe the nature or methods of the proposed offer and sale thereof and the provinces and territories of Canada in which such offer shall be made;

(iv)	contain the undertaking of the Holder to provide all such information regarding its holdings and the proposed manner of distribution thereof as may be required in order to permit the Corporation to comply with all Securities Laws; and

(v)	specify whether such offer and sale shall be made by an underwritten public offering.

(d)	In the case of an underwritten public offering initiated pursuant to this Section 2.1, the Holder shall have the right to select the managing underwriter or underwriters to effect the distribution in connection with such Demand Registration, provided, however, that such selection shall also be satisfactory to the Corporation, acting reasonably. The Corporation shall have the right to retain counsel of its choice to assist it in fulfilling its obligations under this Article 2.

(e)	The Corporation shall not include in any Demand Registration any securities which are not Registrable Securities without the prior written consent of the Holder. In the event that the Corporation and/or any other securityholder of the Corporation proposes to offer and sell its securities as part of any Demand Registration, then, if the Holder is willing to include any other securities in the Demand Registration, the Holder shall ask the managing underwriter or underwriters to advise the Corporation and the Holder in writing whether, in their opinion, the number of Registrable Securities and, if permitted hereunder, the number of other securities requested to be included in such offering exceeds the number of Registrable Securities and such other securities, if any, which can be sold in an orderly manner in such offering within a price range acceptable to the Holder. If the managing underwriter or underwriters give an affirmative opinion in writing then the Corporation shall include in such Demand Registration, to the extent of the amount that the managing underwriter or underwriters believe may be sold in an orderly manner in such offering within a price range acceptable to the Holder, first, the Registrable Securities of the Holder requested to be included in the offering under this Article 2, and second, such securities offered by the Corporation for its own account and/or by any other securityholder of the Corporation, on a pro rata basis.

(f)	In the case of an underwritten Demand Registration, the Holder may participate in the negotiations of the terms of any underwriting agreement. The Holder’s participation in, and the Corporation’s completion of, the underwritten Demand Registration is conditional upon the Holder agreeing that the terms of any underwriting agreement are satisfactory to it, in its sole discretion.

2.2	Piggy-Back Registration Rights

(a)

If the Corporation proposes to qualify any securities under Securities Laws or to make a Distribution (for its own account or for the account of any other holder of securities of the Corporation, or both), the Corporation will, at that time, promptly give the Holder written notice of the proposed qualification or Distribution. Upon the written request of the Holder, given within ten (10) Business Days after receipt of that notice by the Corporation (or, where the proposed qualification or Distribution will be through a short form Prospectus in the form of Form 44-101 F3 pursuant to National Instrument 44-101 under applicable Securities Laws , within two (2) Business Days after receipt of that notice by the Corporation) that the Holder wishes to include a specified number of the Registrable Securities (which shall, at minimum, be such number of Registrable Securities equivalent to $10 million) in the Distribution (a “Piggy-Back Registration”), then the Corporation will use commercially reasonable efforts to, in conjunction with the proposed Distribution, cause to be included in such Distribution all of the Registrable Securities that the Holder requests to be included in such Distribution; provided that the Corporation shall not be required to include all such Registrable Securities in any such Distribution if the managing underwriter or underwriters provide an opinion to the Corporation in writing (a copy of which advice is to be provided promptly to the Holder) that the inclusion of any such Registrable Securities, exceeds the number of such securities and Registrable Securities which can be sold in an orderly manner in such Distribution within a price range acceptable to the Corporation, in which case the Corporation shall include in such Distribution, to the extent of the amount that the managing underwriter or underwriters believe may be sold in an orderly manner in such Distribution within a price range acceptable to the Corporation, first, the securities of the Corporation requested to be included in the Distribution for its own account, and second, the number of Registrable Securities requested to be included in the Distribution by the Holder and the number of securities requested to be included in the Distribution by any other securityholder of the Corporation, if any, on a pro rata basis.

(b)	If at any time after giving written notice of its intention to file a Prospectus in respect of any securities and prior to the issuance of a receipt for the final Prospectus, the Corporation determines for any reason not to continue or to delay completion of the qualification or Distribution of such securities in which Registrable Securities have been permitted to participate, the Corporation may, at its election, give written notice of such determination to the Holder, and:

(i)	in the case of a determination not to complete a qualification or Distribution, will be relieved of its obligation to complete such abandoned registration, without prejudice, however, to the rights of the Holder under Section 2.1 or 2.3; and

(ii)	in the case of a determination to delay such qualification or Distribution of its securities, will be permitted to delay the completion of the qualification or Distribution of such Registrable Securities for the same period as the delay in the qualification or Distribution of such other securities.

(c)	The Holder will have the right to withdraw its request for inclusion of its Registrable Securities in any Prospectus pursuant to this Section 2.2 by giving written notice to the Corporation of its request to withdraw; provided, however, that:

(i)	such request must be made in writing prior to the execution of the underwriting agreement (or such other similar agreement) with respect to such qualification or Distribution; and

(ii)	such withdrawal will be irrevocable and, after making such withdrawal, the Holder will no longer have any right to include its Registrable Securities in the qualification or Distribution pertaining to which such withdrawal was made.

(d)	No qualification or distribution of Registrable Securities under this Section 2.2 shall relieve the Corporation of its obligations to effect Demand Registrations pursuant to Section 2.1 hereof. The Holder shall be entitled to seek to participate in any Piggy-Back Registrations.

2.3	Expenses

(a)	In the case of a Demand Registration under Section 2.1, all Distribution Expenses shall be paid by the Holder, unless the Corporation or other securityholders of the Corporation sell their securities as part of the Demand Registration pursuant to Section 2.1(f), in which case the Distribution Expenses shall be paid by the Holder, the Corporation and any such other securityholder in proportion to the gross proceeds received by each such Person from the Demand Registration.

(b)	In the case of a Piggy-Back Registration pursuant to Section 2.2, the Distribution Expenses shall be paid by the Corporation, any other securityholder of the Corporation and the Holder in proportion to the gross proceeds received by each such Person from the Piggy-Back Registration.

(c)	The Holder will pay all Selling Expenses of the Holder, the Corporation will pay all Selling Expenses of the Corporation and any other securityholder will pay all Selling Expenses of a Securityholder in connection with any Demand Registration or Piggy-Back Registration.

(d)	For greater certainty, in connection with any qualification or Distribution of securities hereunder, the Corporation shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties).

ARTICLE 3

DUE DILIGENCE; INDEMNIFICATION

3.1	Preparation; Reasonable Investigation

In connection with the preparation and filing of any Prospectus in connection with a Demand Registration or Piggy-Back Registration as herein contemplated, the Corporation will give the Holder, the underwriter or underwriters of such distribution and their respective counsel, auditors and other representatives, the opportunity to participate in the preparation of such documents and each amendment thereof or supplement thereto, and shall insert therein such material furnished to the Corporation in writing, which in the reasonable judgment of the Corporation and its counsel should be included, and will, subject to the prior execution and delivery to the Corporation of reasonable confidentiality agreements, give each of them such reasonable and customary access to the Corporation’s books and records and such reasonable and customary opportunity to discuss the business of the Corporation with its officers and auditors, and to conduct all reasonable and customary due diligence which the Holder and the underwriter or underwriters and their respective counsel may reasonable require in order to conduct a reasonable investigation and in order to enable such underwriters to execute any certificate required to be executed by them in Canada for inclusion in such documents.

3.2	Indemnification by the Corporation

In connection with any Demand Registration and Piggy-Back Registration, the Corporation will indemnify and hold harmless the Holder, its Affiliates and each of their respective partners, directors, officers, employees and agents and each Person who participates as an underwriter in the offering or sale of the Registrable Securities in connection with a Demand Registration or a Piggy-Back Registration, their respective directors, officers, employees and agents and each person who controls such underwriter (within the meaning of Securities Laws), from and against any loss (excluding loss of profits), liability, claim, damage and expense whatsoever, including any amounts paid in settlement of any investigation, order, litigation, proceeding or claim, joint or several, as incurred, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Prospectus, or any amendment thereto, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or as incurred, arising out of or based upon any failure to comply with applicable Securities Laws (other than any failure to comply with applicable Securities Laws by the Holder or the underwriter or underwriters); provided that the Corporation will not be liable under this Section 3.2 for any settlement of any action effected without its written consent, which consent will not be unreasonably withheld or delayed; provided further that the indemnity provided for in this Section 3.2 will not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission (i) made in reliance upon and in conformity with written information furnished to the Corporation by the Holder in writing expressly stating that such information is being provided by the Holder for use in the Prospectus (or any amendment thereto) or (ii) contained in any Prospectus if the Holder failed to send or deliver a copy of the Prospectus (or any amendment or supplement thereto) to the Person asserting such losses, liabilities, claims, damages or expenses on or prior to the delivery of written confirmation of any sale of securities covered thereby to such Person in any case where such Prospectus (or any amendment or supplement thereto) corrected such untrue statement or omission. Any amounts advanced by the Corporation to an Indemnified Party pursuant to this Section 3.2 as a result of such losses will be returned to the Corporation if it is finally determined by such a court in a judgment not subject to appeal or final review that such Indemnified Party was not entitled to indemnification by the Corporation.

3.3	Indemnification by the Holder

In connection with any Demand Registration and Piggy-Back Registration, the Holder will indemnify and hold harmless the Corporation and each of the Corporation’s directors and officers, from and against any loss (excluding loss of profits), liability, claim, damage and expense whatsoever described in the indemnity contained in Section 3.2, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Prospectus (or any amendment thereto) included in reliance upon and in conformity with written information furnished to the Corporation by the Holder in writing, expressly stating that such information is being provided by the Holder for use in the Prospectus (or any amendment thereto); provided that the Holder will not be liable under this Section 3.3 for any settlement of any action effected without its written consent, which consent will not be unreasonably withheld or delayed; provided further that the indemnity provided for in this Section 3.3 will not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission contained in any Prospectus if the Corporation failed to send or deliver a copy of the Prospectus (or any amendment or supplement thereto) to the Person asserting such losses, liabilities, claims, damages or expenses on or prior to the delivery of written confirmation of any sale of securities covered thereby to such Person in any case where such Prospectus (or any amendment or supplement thereto) corrected such untrue statement or omission. Any amounts advanced by the Holder to an Indemnified Party pursuant to this Section 3.3 as a result of such losses will be returned to the Holder if it is finally determined by such a court in a judgment not subject to appeal or final review that such Indemnified Party was not entitled to indemnification by the Holder.

3.4	Defense of the Action by the Indemnifying Parties

Each party entitled to indemnification under this Article 3 (the “Indemnified Party”) will give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, but the omission to so notify the Indemnifying Party will not relieve it from any liability which it may have to the Indemnified Party pursuant to the provisions of this Article 3 except to the extent of the damage or prejudice suffered by such delay in notification. The Indemnifying Party will assume the defense of such action, including the employment of counsel to be chosen by the Indemnifying Party to be reasonably satisfactory to the Indemnified Party, and payment of expenses. The Indemnified Party will have the right to employ its own counsel in any such case, but the legal fees and expenses of such counsel will be at the expense of the Indemnified Party, unless the employment of such counsel is authorized in writing by the Indemnifying Party in connection with the defense of such action, or the Indemnifying Party will not have employed counsel to take charge of the defense of such action or the Indemnified Party reasonably concludes that there may be defenses available to it or them which are different from or additional to those available to the Indemnifying Party (in which case the Indemnifying Party will not have the right to direct the defense of such action on behalf of the Indemnified Party), in any of which events such fees and expenses will be borne by the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, will, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

3.5	Contribution

If the indemnification provided for in this Article 3 is unavailable to a party that would have been an Indemnified Party under this Article 3 in respect of any losses, liabilities, claims, damages and expenses referred to herein, then each party that would have been an Indemnifying Party hereunder will, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of such losses, liabilities, claims, damages and expenses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and such Indemnified Party on the other hand in connection with the statement or omission which resulted in such losses, liabilities, claims, damages and expenses, as well as any other relevant equitable considerations. The relative fault will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or such Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Corporation and the Holder agree that it would not be just and equitable if contribution pursuant to this Section 3.5 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above in this Section 3.5.

3.6	Limitation on Indemnification by the Holder

Notwithstanding any provision of this Agreement or any other agreement, in no event will the Holder be liable for indemnification hereunder for an amount greater than the net amount of proceeds that the Holder received in any particular offering of securities in which its Registrable Securities were sold.

3.7	Survival

The indemnification provided for under this Agreement will survive the expiry of this Agreement and will remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Party or any officer, director or controlling Person of such Indemnified Party and will survive any transfer of securities pursuant thereto.

3.8	Holder is Trustee

The Corporation hereby acknowledges and agrees that, with respect to this Article 3, the Holder is contracting on its own behalf and as agent for the other indemnified Persons referred to in this Article 3. In this regard, the Holder will act as trustee for such indemnified Persons of the covenants of the Corporation under this Article 3 with respect to such indemnified Persons and accepts these trusts and will hold and enforce those covenants on behalf of such indemnified Persons.

3.9	Corporation is Trustee

The Holder hereby acknowledges and agrees that, with respect to this Article 3, the Corporation is contracting on its own behalf and as agent for the other indemnified Persons referred to in this Article 3. In this regard, the Corporation will act as trustee for such indemnified Persons of the covenants of the Holder under this Article 3 with respect to such indemnified Persons and accepts these trusts and will hold and enforce those covenants on behalf of such indemnified Persons.

ARTICLE 4

AMENDMENTS

4.1	Amendments, Modifications, etc.

This Agreement may not be amended or modified, or any provision hereof waived, except by an agreement in writing executed by all the Parties.

ARTICLE 5

TERMINATION

5.1	Term

This Agreement shall terminate on the earlier of the date that: (a) the Holder holds in the aggregate less than 10% of the issued and outstanding Shares of the Corporation, determined on a non-diluted basis; and (b) July 13, 2016, provided that the provisions of Sections 2.3, 6.1, 6.4 and 6.6 and Article 3, shall survive termination of this Agreement and shall remain in full force and effect.

ARTICLE 6

GENERAL`

6.1	Severability

If one or more provisions of this Agreement are held to be unenforceable under applicable law, portions of such provisions or such provisions in their entirety, to the extent necessary, shall be severed from this Agreement, and the balance of this Agreement shall be enforceable in accordance with its terms.

6.2	Enurement

This Agreement will be binding upon and enure to the benefit of the Parties to this Agreement and, from time to time, their respective successors and assigns, or permitted assigns, as provided under Section 6.3.

6.3	Assignment

Neither Party shall have the right to transfer or assign this Agreement or any of its rights or obligations under this Agreement without the prior written consent of the other Party.

6.4	Notices

All notices and other communications under this agreement will be in writing and will be deemed to have been given if delivered personally or by confirmed telecopy to the Parties at the following addresses (or at any other address for the Party as is specified in like notice):

(a)	if to the Corporation:

Postmedia Network Canada Corp.

1450 Don Mills Road

Don Mills, Ontario M3B 2X7

Attention:	Paul Godfrey
Fax No.	(416) 383-2463

with a copy to:

Goodmans LLP

Bay Adelaide Centre

333 Bay Street, Suite 3400

Toronto, Ontario M5H 2S7

Attention:	Robert Chadwick
Fax No:	(416)979-1234

(b)	if to the Holder:

GoldenTree Asset Management LP

300 Park Avenue, 21st Floor

New York, NY 10022

Attention:	Karen Weber
Fax No:	212-847-3496

Any notice or other communication given personally will be deemed to have been given and received upon delivery and if given by telecopy will be deemed to have been given and received on the date of receipt unless that day is not a Business Day in which case it will be deemed to have been given and received upon the immediately following Business Day.

6.5	Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument. Counterparts may be executed either in original or faxed form and the Parties adopt any signatures received by a receiving fax machine as original signatures of the Parties; provided, however, that any Party providing its signature in such manner shall promptly forward to the other Parties an original of the signed copy of this Agreement which was so faxed.

6.6	Governing Law; Submission to Jurisdiction; Waiver of Jury Trial

(a)	This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. Each of the Parties hereby irrevocably attorns and submits to the non-exclusive jurisdiction of the courts of the Province of Ontario in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents hereby, and hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Agreement or any document may not be enforced in or by such courts.

(b)	EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

6.7	Delay or Omissions

No delay or omission to exercise any rights, power or remedy accruing to any Party to this Agreement, upon the breach or default of the other Party shall impair any such rights, power or remedy of such non-breaching Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, ether under this Agreement or by law or otherwise afforded to the parties, shall be cumulative and not alternative.

6.8	Remedies

Any Person having rights under any provision of this Agreement will be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The Parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

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IN WITNESS WHEREOF the Parties hereto have caused this Agreement to be duly executed as of the date first written above.

POSTMEDIA NETWORK CANADA CORP.

By:	“Steven Pasternak”
	Name:	Steven Pasternak
	Title:	Senior Vice President and General Counsel

GOLDENTREE ASSET MANAGEMENT LP

By:	“Barry Ritholz”
	Name:	Barry Ritholz
	Title:	Vice President

SCHEDULE “A”

REGISTRATION PROCEDURES

1.1	Registration Procedures

(a)	In connection with the Corporation’s Demand Registration and Piggy-Back Registration obligations pursuant to this Agreement, the Corporation will use commercially reasonable efforts in accordance with the Registration Rights Agreement to effect the qualification for the offer and sale or other disposition or Distribution of Registrable Securities of the Holder in one or more Canadian jurisdictions as directed by the Holder, and pursuant thereof the Corporation will:

(i)	prepare and file promptly (in any event within 60 days after the request for a Demand Registration has been delivered to the Corporation), in the English language and, if required, French language, with the Canadian securities authorities (collectively, the “Securities Regulators”) a preliminary Prospectus and Prospectus under and in compliance with the Securities Laws, relating to the applicable Demand Registration including all exhibits, financial statements and such other related documents required by the Securities Regulators to be filed therewith, and use its commercially reasonable efforts to cause such Prospectus to be receipted; provided, that the Corporation will furnish to the Holder and the managing underwriters or underwriters, if any, copies of such preliminary Prospectus and Prospectus and any amendments or supplements in the form filed with the Securities Regulators, promptly after the filing of such preliminary Prospectus and Prospectus, amendments or supplements;

(ii)	prepare and file with the Securities Regulators such amendments and supplements to the preliminary Prospectus and Prospectus as may be necessary to complete the Distribution of all such Registrable Securities and as required under the Securities Act or under any applicable provisions of Securities Laws;

(iii)	notify the Holder and the managing underwriters or underwriters, if any, and (if requested) confirm such advice in writing, as soon as practicable after notice thereof is received by the Corporation (i) when the preliminary Prospectus and Prospectus or any amendment thereto has been filed or been receipted, and, to furnish to the Holder and managing underwriters or underwriters, if any, with copies thereof, (ii) of any request by the Securities Regulators for amendments to the preliminary Prospectus, the Prospectus or for additional information, (iii) of the issuance by the Securities Regulators of any stop order or cease trade order relating to the Prospectus or any order preventing or suspending the use of any preliminary Prospectus or Prospectus or the initiation or threatening for any proceedings for such purposes, and (iv) of the receipt by the Corporation of any notification with respect to the suspension of the qualification of the Registrable Securities for offering, sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(iv)	promptly notify the Holder and the managing underwriter or underwriters, if any, at any time during the period of effectiveness set forth in Section 1.1(a)(ii) of this Schedule, when the Corporation becomes aware of the happening of any event as a result of which the preliminary Prospectus or the Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary to make the statement therein (in the case of the preliminary Prospectus or Prospectus in light of the circumstances under which they were made) when such preliminary Prospectus or the Prospectus was delivered not misleading or, if for any other reason it will be necessary during such time period to amend or supplement the preliminary Prospectus or the Prospectus in order to comply with Securities Laws and, in either case as promptly as practicable, prepare and file with the Securities Regulators, and furnish without charge to the Holder and the managing underwriters or underwriters, if any, a supplement or amendment to such preliminary Prospectus or Prospectus which will correct such statement or omission or effect such compliance;

(v)	make commercially reasonable efforts to obtain the withdrawal of any stop order, cease trade order or other order suspending the use of any preliminary Prospectus or Prospectus or suspending any qualification of the Registrable Securities covered by the Prospectus;

(vi)	furnish to the Holder and each managing underwriter or underwriter, if any, without charge, one executed copy and as many conformed copies as they may reasonably request, of the Prospectus and any amendment thereto, including financial statements and schedules, all documents incorporated therein by reference, and provide the Holder and its counsel with an opportunity to review, and provide comments to the Corporation on the Prospectus;

(vii)	deliver to the Holder and the underwriters, if any, without charge, as many copies of the preliminary Prospectus and the Prospectus and any amendment or supplement thereto as such Persons may reasonably request (it being understood that the Corporation consents to the use of the preliminary Prospectus and the Prospectus or any amendment thereto by each of the Holder and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by the preliminary Prospectus and the Prospectus or any amendment or supplement thereto) and such other documents as the Holder may reasonably request in order to facilitate the disposition of the Registrable Securities by such Person;

(viii)	on or prior to the date on which a receipt is issued for the Prospectus by the applicable Securities Regulators, use commercially reasonable efforts to qualify, and cooperate with the Holder, the managing underwriter, underwriters or agent, if any, and their respective counsel in connection with the qualification of such Registrable Securities for offer and sale under the Securities Laws of each province and other jurisdiction of Canada as any such Person, underwriter or agent reasonably requests in writing provided that the Corporation will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

(ix)	in connection with any underwritten offering enter into customary agreements, including an underwriting agreement with the underwriter or underwriters, such agreements to contain such representations and warranties by the Corporation and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions and indemnification provisions and/or agreements substantially consistent with Article 3;

(x)	as promptly as practicable after filing with the Securities Regulators any document which is incorporated by reference into the Prospectus, provide copies of such document to counsel for the Holder and to the managing underwriters or underwriters, if any;

(xi)	use its commercially reasonable efforts to obtain a customary legal opinion, in the form and substance as is customarily given by company counsel in securities offerings, addressed to the Holder and the underwriters, if any, and such other Person as the Holder may reasonably specify;

(xii)	furnish to the Holder and the managing underwriter or underwriters, if any, and such other Person as the Holder may reasonably specify, such corporate certificates, satisfactory to the Holder acting reasonably, as are customarily furnished in securities offerings, and, in each case, covering substantially the same matters as are customarily covered in such documents in the relevant jurisdictions and such other matters as the Holder may reasonably request; and

(xiii)	provide a transfer agent and registrar for such Shares no later than the closing date of the offering.

(b)

The Corporation may require the Holder to furnish to the Corporation such information regarding the Distribution of such securities and such other information relating to the Holder and its ownership of Shares as the Corporation may from time to time reasonably request in writing as may be required by the Corporation to comply with applicable Securities Laws in each jurisdiction in which a Demand Registration or Piggy-Back Registration is to be effected. The Holder agrees to furnish such information to the Corporation and to cooperate with the Corporation as necessary to enable the Corporation to comply with the provisions of this Agreement and applicable Securities Laws. The Holder shall promptly notify the Corporation, at any time during the period of effectiveness set forth in Section 1.1(a)(ii) of this Schedule, when the Holder becomes aware of the happening of any event as a result of which the preliminary Prospectus or the Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary to make the statement therein (in the case of the preliminary Prospectus or Prospectus in light of the circumstances under which they were made) when such preliminary Prospectus or the Prospectus was delivered not misleading or, if for any other reason it will be necessary during such time period to amend or supplement the preliminary Prospectus or the Prospectus in order to comply with Securities Laws.